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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Telenetics Corporation

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 30, 2001, except as to Note 16 which is as of May 21, 2001, relating to the consolidated financial statements of Telenetics Corporation appearing in Amendment No. 1 to the Company's Annual Report on Form 10-KSB as of December 31, 2000 and for the years ended December 31, 2000 and 1999.

We also consent to the reference to us under the caption "Experts" in the prospectus that is incorporated by reference in this Registration Statement.

                                             /s/ BDO SEIDMAN, LLP

                                             BDO SEIDMAN, LLP

Orange County, California
June 19, 2001